Exhibit 99.1

Gladstone Commercial Corporation Announces Offering of Series E Cumulative Redeemable Preferred Stock

McLean, VA, September 25, 2019: Gladstone Commercial Corporation (Nasdaq: GOOD) (the “Company”) today announced that it plans to sell shares of its newly designated Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”) in an underwritten public offering. The Company also plans to grant the underwriters a 30-day option to purchase additional shares of Series E Preferred Stock on the same terms and conditions.

Stifel, B. Riley FBR, D.A. Davidson & Co. and Janney Montgomery Scott are acting as joint book-running managers of the offering, and Ladenburg Thalmann and Wedbush Securities are serving as co-managers of the offering.

The Company intends to use the net proceeds from this offering to first, optionally redeem all of the outstanding shares of its 7.75% Series A Cumulative Redeemable Preferred Stock and, second, if the Company raises sufficient proceeds, optionally redeem all of the outstanding shares of its 7.50% Series B Cumulative Redeemable Preferred Stock, and to use any remaining proceeds to pay down its credit facility and for other general corporate purposes. Such optional redemptions will be contingent upon the closing of the Company’s Series E Preferred Stock offering.

The offering is being conducted as a public offering under the Company’s effective shelf registration statement (File No. 333-229209) filed with the Securities and Exchange Commission (the “SEC”). Any offer of the securities will be made exclusively by means of a prospectus supplement and accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained, when available, from the SEC’s website at www.sec.gov or by contacting: Stifel, Nicolaus & Company, Incorporated by calling toll-free 855-300-7136 or writing to syndprospectus@stifel.com, B. Riley FBR, Inc. by writing to prospectuses@brileyfbr.com, D.A. Davidson & Co. by writing to prospectusrequest@dadco.com or calling 1-800-332-5915 or Janney Montgomery Scott LLC by writing to prospectus@janney.com or calling 215-665-4450.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Gladstone Commercial Corporation: Gladstone Commercial is a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties across the United States. As of July 30, 2019, Gladstone Commercial’s real estate portfolio consisted of 107 properties located in 24 states, totaling approximately 12.9 million square feet.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are based upon the Company’s current expectations and are inherently uncertain, including forward-looking statements with respect to the offering, use of proceeds and the redemptions. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that may or may not be under the Company’s control, and that the Company may or may not have considered. Accordingly, no assurances can be given that the securities offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Completion of the securities offering on the terms described, and the application of net proceeds, are subject to numerous conditions, including, without limitation, market conditions and other risks and uncertainties as detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 13, 2019 and the Company’s other filings with the SEC, including the preliminary prospectus supplement. Any such forward-looking statements speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future.

SOURCE: Gladstone Commercial Corporation

Investor Relations Inquiries: Please call +1-703-287-5878.